UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 26, 2025
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 26, 2025, Oportun Financial Corporation (the “Company”) through its subsidiary, Oportun, Inc., (“Oportun”) entered into the First Amendment to the Amended and Restated Program Agreement (the “Amendment”) with Pathward, National Association (“Pathward”). The Amendment modifies certain terms of the Amended and Restated Program Agreement dated August 11, 2025, between Oportun and Pathward (the “Program Agreement”).

Under the Amendment, Pathward will cease retaining Oportun loans by the end of February 2026, thereby simplifying the structure of the partnership. As a result, the Company expects that the derivative accounting associated with the Program Agreement will be eliminated.

Among other things, the Amendment provides that, effective October 1, 2025, Pathward will sell to Oportun, and Oportun will purchase from Pathward, 100% of all loans originated by Pathward under the program with disbursement dates on or after October 1, 2025. As a result, as of that date, the retained loan balance obligations under the Program Agreement will be eliminated. Pathward will continue to hold all loans originated for a mutually agreed upon time period following origination and prior to sale to Oportun.

The Amendment also establishes the commitment for Oportun to purchase Pathward’s existing retained loan portfolio. The initial purchase, reflecting the preponderance of the purchase price of Pathward’s existing retained loan portfolio, is scheduled to close on October 3, 2025. The initial purchase will consist of all loans originated and disbursed on or before September 30, 2025, that are current or up to 29 days delinquent as of that date. The purchase price will equal the principal amount of such loans plus any capitalized origination fees, accrued and unpaid interest, and applicable taxes, less any borrower payments or recoveries received prior to closing. The Company anticipates the aggregate unpaid principal balance and associated amounts to be acquired in this initial purchase will be approximately $115 million and expects to use its existing warehouse facilities to fund the purchase.

The Amendment provides for subsequent purchases of remaining retained loans held by Pathward between October 2025 and February 2026, as well as certain adjustments to the bank origination fee, modifications to the performance reserve requirements, and the removal of provisions relating to retained loan loss rates.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to expected future events or financial performance and are identified by words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or similar expressions. Forward-looking statements in this report include, among others, statements regarding the timing, structure, anticipated purchase price, and expected amounts of future loan purchases under the Program Agreement, as amended, the Company’s use of its existing warehouse financing vehicles to fund such purchases, and the Company’s expectation that the Amendment will eliminate derivative accounting associated with the Program Agreement. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those described, including, but not limited to, the ability of the parties to satisfy closing conditions, the performance of the loan portfolio, prevailing economic conditions, and other factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	October 2, 2025	By:	/s/ Kathleen Layton
Kathleen Layton
Chief Legal Officer and Corporate Secretary